EXHIBIT 3(i).3
                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                  LAUTREC, INC.


Pursuant  to  the  provision  of  section  607.1006,   Florida  Statutes,   this
corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

     ARTICLE I. NAME. The name of the corporation shall be changed from Lautrec, Inc. to RDC International, Inc. The principal place of business of this corporation shall be 630 South Orange Avenue, Sarasota, FL 34236


SECOND:  If  an  amendment  provides  for  an  exchange,   reclassification   or
     cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

            N/A


THIRD:      The date of each amendment's adoption:               July 7, 2000.

FOURTH:     Adoption of Amendment(s) check one:

____X___ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

________ The amendment(s) was/were approved by the shareholders through voting groups.

            The following statements must be separately provided for each voting group entitled to vote separately on the amendment(s):

            "The number of votes cast for the amendment(s) was/were sufficient for approval by
                            --------------------------------------------------."
                                      (Voting Group)
________ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

________ The amendment(s) was/were adopted by the incorporators without shareholder action And shareholder action was not required.



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         Signed this 7th day of July, 2000.


BY:      _________________________________________
         (By the Chairman or Vice Chairman of the
         Board of Directors, President, or other officer
         if adopted by the shareholders)
                           OR
         (By a director if adopted by the directors)
                           OR
         (By an incorporator if adopted by the incorporators)

                 Julie Campbell
Typed or printed Name

                President
Title